Exhibit 99.1

Vistra Energy Announces Early Results of Cash

Tender Offers for Senior Notes

IRVING, Texas, August 21, 2018 — Vistra Energy Corp. (NYSE: VST) (“Vistra Energy”) announced today the results to date of its previously announced cash tender offers (the “Tender Offers”) for the outstanding debt securities identified in the table below (collectively, the “Notes” and each a “Series” of Notes) and related consent solicitations (the “Consent Solicitations”), upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated August 7, 2018 (the “Offer to Purchase and Consent Solicitation”).

According to information received from Global Bondholder Services Corporation, the depositary and information agent for the Tender Offers, as of 5:00 p.m., New York City time, on August 20, 2018 (the “Early Tender Date”), Vistra Energy had received valid tenders from holders of the Notes that were not validly withdrawn as set forth in the table below.

Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding Prior to Tender Offers	Aggregate Principal Amount of Notes Anticipated to be Accepted for Purchase	Acceptance Priority Level	Tender Offer Consideration (1)	Early Tender Premium (1)	Total Consideration (1)(2)
8.125% Senior Notes due 2026 (“2026 Notes”)	26817RBA5; U2676QAN8	$850,000,000	$683,772,000	1	$1,085.00	$30.00	$1,115.00
8.034% Senior Notes due 2024 (“8.034% 2024 Notes”)	26817RAV0; 26817RAX6; 26817RAZ1	$188,237,672	$163,029,797	2	$1,032.50	$30.00	$1,062.50
8.000% Senior Notes due 2025 (“2025 Notes”)	26817RAS7; U2676QAL2	$750,000,000	$668,686,000	3	$1,070.00	$30.00	$1,100.00
7.625% Senior Notes due 2024 (“7.625% 2024 Notes”)	26817RAP3	$1,250,000,000	$26,624,000	4	$1,052.50	$30.00	$1,082.50
7.375% Senior Notes due 2022 (“2022 Notes”)	26817RAN8	$1,750,000,000	$0	5	N/A	N/A	N/A

(1)	Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by Vistra Energy.
(2)

Includes the Early Tender Premium (as defined in the Offer to Purchase and Consent Solicitation) for Notes validly tendered prior to the Early Tender Date (and not validly withdrawn) and accepted for purchase by Vistra Energy.

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Because the aggregate principal amount of the Notes tendered at or prior to the Early Tender Date would result in an Aggregate Maximum Tender Amount (as defined in the Offer to Purchase and Consent Solicitation) that exceeds $1,700,000,000, the Notes that were validly tendered and not validly withdrawn at or prior to the Early Tender Date will be prorated as applicable and accepted for purchase, and Vistra Energy will not accept for purchase any additional Notes tendered after the Early Tender Date. Subject to the satisfaction or waiver of all remaining conditions to the Tender Offers described in the Offer to Purchase and Consent Solicitation having been either satisfied or waived by Vistra Energy, Vistra Energy intends to accept for purchase (i) all tendered 2026 Notes, (ii) all tendered 8.034% 2024 Notes, (iii) all tendered 2025 Notes, (iv) $26,624,000 of tendered 7.625% 2024 Notes, on a prorated basis, and (v) no 2022 Notes.

Notes will be purchased on the “Early Settlement Date,” which is currently expected to occur on August 22, 2018. The Financing Condition (as defined in the Offer to Purchase and Consent Solicitation) with respect to the Tender Offers is expected to be satisfied on August 22, 2018, upon the closing of Vistra Energy’s previously announced offering of $1,000,000,000 in aggregate principal amount of 5.500% Senior Notes due 2026.

In addition, the Requisite Consents (as defined in the Offer to Purchase and Consent Solicitation) to effect the Proposed Amendments (as defined in the Offer to Purchase and Consent Solicitation) with respect to the indentures relating to the 2026 Notes, the 8.034% 2024 Notes, and the 2025 Notes, as well as the registration rights agreement relating to the 2026 Notes (the “Registration Rights Agreement”), have been received.

Full details of the terms and conditions of the Tender Offers and the Consent Solicitations are described in the Offer to Purchase and Consent Solicitation and the accompanying Letter of Transmittal and Consent, which were sent by Vistra Energy to holders of the Notes. Holders of the Notes are encouraged to read these documents as they contain important information regarding the Tender Offers and the Consent Solicitations.

Vistra Energy has retained Citigroup Global Markets Inc. to act as the Lead Dealer Manager and Solicitation Agent for the Tender Offers and Consent Solicitations. Global Bondholder Services Corporation has been retained to serve as the Depositary and Information Agent for the Tender Offers. Questions or requests for assistance regarding the terms of the Tender Offers and the Consent Solicitations should be directed to Citigroup Global Markets Inc. at 388 Greenwich Street, 7th Floor, New York, New York 10013, Attn: Liability management Group, (800) 558-3745 (toll-free), (212) 723-6106 (collect). Requests for the Offer to Purchase and Consent Solicitation and other documents relating to the Tender Offers and the Consent Solicitations may be directed to Global Bondholder Services Corporation at 65 Broadway – Suite 404, New York, New York 10006, Attn: Corporate Actions, (212) 430-3774 (for banks and brokers) or (866) 470-3900 (for all others).

None of Vistra Energy, its board of directors or officers, the Lead Dealer Manager and Solicitation Agent, the Depositary and Information Agent, or the Trustee or any of their respective affiliates is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offers or deliver any consents pursuant to the Consent Solicitations. Holders must make their own decision as to whether to tender their Notes and, if applicable, to deliver their consents, and, if so, the principal amount of Notes as to which action is to be taken.

The Tender Offers and the Consent Solicitations are only being made by, and pursuant to, the Offer to Purchase and Consent Solicitation and the accompanying Letter of Transmittal and Consent. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offers. The Tender Offers and the Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the

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making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers and the Consent Solicitations are required to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitations will be deemed to be made on behalf of Vistra Energy by the Lead Dealer Manager and Solicitation Agent, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities issued in connection with any notes offering, nor shall there be any sale of the securities issued in such an offering in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Offers of any such securities will be made in the United States only by means of a private offering memorandum pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

Media

Allan Koenig

214-875-8004

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Molly Sorg

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About Vistra Energy

Vistra Energy (NYSE: VST) is a premier, integrated power company based in Irving, Texas, combining an innovative, customer-centric approach to retail with a focus on safe, reliable, and efficient power generation. Through its retail and generation businesses which include TXU Energy, Homefield Energy, Dynegy, and Luminant, Vistra operates in 12 states and six of the seven competitive markets in the U.S., with about 6,000 employees. Vistra’s retail brands serve approximately 2.9 million residential, commercial, and industrial customers across five top retail states, and its generation fleet totals approximately 41,000 megawatts of highly efficient generation capacity, with a diverse portfolio of natural gas, nuclear, coal, and solar facilities.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra Energy”) operates and beliefs of and assumptions made by Vistra Energy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra Energy. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to, “intends,” “plans,” “will likely,” “unlikely,” “believe,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “forecast,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including but not limited to (i) the effect of the merger (the “Merger”) on Vistra Energy’s relationships with Vistra Energy’s and Dynegy Inc.’s (“Dynegy”) respective customers and their operating results and businesses generally (including the diversion of management time on integration-related issues); (ii) the risk that the credit ratings of the combined company or its subsidiaries are different from what Vistra Energy expects; (iii) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (iv) the ability of Vistra Energy to execute upon the contemplated strategic and performance initiatives (including the risk that Vistra Energy’s and Dynegy’s respective businesses will not be integrated successfully or that the cost savings, synergies and growth from the Merger will not be fully realized or may take longer than expected to realize); and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Vistra Energy from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra Energy’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2018.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.